SIXTH AMENDMENT

TO

SALE AND SERVICING AGREEMENT

THIS SIXTH AMENDMENT TO THE SALE AND SERVICING AGREEMENT, dated as of April 3, 2007 (this "Amendment"), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the "Seller"), and MCG Capital Corporation, as the originator (in such capacity, the "Originator") and as the servicer (in such capacity, the "Servicer"), and Three Pillars Funding LLC, as a purchaser ("Three Pillars"), and SunTrust Capital Markets, Inc., as the administrative agent (in such capacity, the "Administrative Agent"), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the "Backup Servicer") and as trustee (in such capacity, the "Trustee").

RECITALS

    The Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Sale and Servicing Agreement dated as of November 10, 2004 (as amended, supplemented, modified or restated from time to time, the "Agreement"); and

    Such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement (including terms incorporated by reference in the Agreement) shall have the same meanings herein as therein defined.

    Amendments to the Agreement. The Agreement is hereby amended as follows:

    2.1 The definition of "Scheduled Termination Date" in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

    "Scheduled Termination Date": November 4, 2010 or such later date to which such date may be extended in accordance with Section 2.1(c); provided that any such extension beyond November 3, 2011 shall be subject to prior notice being given to Moody's and the satisfaction of the Moody's Rating Condition.

    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

    Conditions to Effectiveness. The effectiveness of the amendments in Section 2 hereof is subject to the condition precedent that each of the parties hereto shall have received counterparts of this Amendment, duly executed by all the parties hereto.

    Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

    Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event shall exist.

    Ratification. All of the provisions of this Amendment are incorporated by reference into the Agreement, as if set forth in full therein. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST, as Seller

By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: /s/ Dorri E. Wolhar
Name: Dorri E. Wolhar
Title: Financial Services Officer

MCG CAPITAL CORPORATION, as Originator and as Servicer

By: /s/ Samuel G. Rubenstein
Name: Samuel G. Rubenstein
Title: Executive Vice President

Commitment: THREE PILLARS FUNDING LLC, as a $218,750,000 Class A Purchaser

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

Commitment: THREE PILLARS FUNDING LLC, as a $31,250,000 Class B Purchaser

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

SUNTRUST CAPITAL MARKETS, INC., as Administrative Agent

By: /s/ Michael G. Maza
Name: Michael G. Maza
Title: Managing Director

[Signatures Continued on Following Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Kirsten L. Putten
Name: Kristen L. Putten
Title: Assistant Vice President